Exhibit 10.4

CUSTODY AGREEMENT

dated as of March 31, 2022

by and between

Golub Capital BDC 4 LLC
(“Company”)

and

Deutsche Bank Trust Company Americas
(“Custodian”)

Page

1.	DEFINITIONS	1

1.1.	Defined Terms	1-6

1.2.	Construction	6

1.3.	Headings	7

2.	APPOINTMENT OF CUSTODIAN	7

2.1.	Appointment and Acceptance	7

2.2.	Instructions	7

2.3.	Company Responsible For Directions	7

3.	DUTIES OF CUSTODIAN	7

3.1.	Segregation	7

3.2.	Securities Custody Account	7-8

3.3.	Delivery of Securities to Custodian	8-10

3.4.	Release of Securities	10-11

3.5.	Registration of Securities	11

3.6.	Bank Accounts and Management of Cash	11-12

3.7.	Foreign Exchange	12-13

3.8.	Collection of Income	13

3.9.	Payment of Moneys	13-14

3.10.	Proxies	14

3.11.	Communications Relating to Securities	14

3.12.	Records	14

3.13.	Responsibility for Property Held by Sub-custodians	15

3.14.	Custody of Subsidiary Securities	15-16

4.	REPORTING	16

5.	DEPOSIT IN U.S. SECURITIES SYSTEMS	16-17

6.	SECURITIES HELD OUTSIDE OF THE UNITED STATES	17

6.1.	Appointment of Foreign Sub-custodian	17

6.2.	Assets to be Held	17

6.3.	Omnibus Accounts	17

6.4.	Reports Concerning Foreign Sub-custodians	17

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(continued)

		Page

6.5.	Transactions in Foreign Custody Account	17

6.6.	Foreign Sub-custodians	18

6.7.	Custodian’s Responsibility for Foreign Sub-custodians	18

7.	CERTAIN GENERAL TERMS	18-19

7.1.	No Duty to Examine Underlying Instruments	19

7.2.	Resolution of Discrepancies	19

7.3.	Improper Instructions	20

7.4.	Proper Instructions	20

7.5.	Actions Permitted Without Express Authority	20-21

7.6.	Evidence of Authority	21

7.7.	Receipt of Communications	21

7.8.	Actions on the Loans	21

8.	COMPENSATION OF CUSTODIAN	21

8.1.	Fees	21

8.2.	Expenses	22

9.	RESPONSIBILITY OF CUSTODIAN	22

9.1.	General Duties	22

9.2.	Instructions	22

9.3.	General Standards of Care	22-24

9.4.	Indemnification; Custodian’s Lien	24-25

9.5.	Force Majeure	25

10.	SECURITY CODES	25

11.	TAX LAW	25

11.1.	Domestic Tax Law	25

11.2.	Foreign Tax Law	26

12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT	26

12.1.	Effective Date	26

12.2.	Termination	26

12.3.	Resignation	26

12.4.	Successor	26

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(continued)

		Page

12.5.	Payment of Fees, etc.	26

12.6.	Final Report	26

13.	REPRESENTATIONS AND WARRANTIES	26

13.1.	Representations of the Company	26-27

13.2.	Representations of the Custodian	27

14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT	27

15.	NOTICES	27

16.	CHOICE OF LAW AND JURISDICTION	28

17.	ENTIRE AGREEMENT; COUNTERPARTS	28

17.1.	Complete Agreement	28

17.2.	Counterparts	28

17.3.	Facsimile and Electronic Signatures	28-29

18.	AMENDMENT; WAIVER	29

18.1.	Amendment	29

18.2.	Waiver	29

19.	SUCCESSOR AND ASSIGNS	29

19.1.	Successors Bound	29

19.2.	Merger and Consolidation	29

20.	SEVERABILITY	29

21.	REQUEST FOR INSTRUCTIONS	29-30

22.	OTHER BUSINESS	30

23.	REPRODUCTION OF DOCUMENTS	30

24.	MISCELLANEOUS	30

SCHEDULES

SCHEDULE A – Trade Confirmation

SCHEDULE B – Initial Authorized Persons

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THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of March 31, 2022 and is by and between Golub Capital BDC 4 LLC (and any successor or permitted assign, including Golub Capital BDC 4, Inc., following its conversion to a Maryland corporation, the “Company”), a non-diversified, closed-end management investment company that intends to elect to do business as a business development company, having its principal place of business at 200 Park Avenue, 25th Floor, New York, New York 10106, and Deutsche Bank Trust Company Americas (or any successor or permitted assign acting as custodian hereunder, the “Custodian”), a New York banking corporation having a place of business at c/o Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705.

RECITALS

WHEREAS, the Company intends to operate as a closed-end management investment company electing to do business as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and, following its conversion to a Maryland corporation, is authorized to issue shares of common stock;

WHEREAS, the Company (as defined below) desires to retain Deutsche Bank Trust Company Americas to act as custodian for the Company and each Subsidiary hereafter identified to the Custodian;

WHEREAS, the Company desires that the Company’s Securities (as defined below) and cash be held and administered by the Custodian pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1.          Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Account” or “Accounts” means the Cash Account, the Securities Account, any Subsidiary Cash Account and any Subsidiary Securities Account, collectively.

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Authorized Person” has the meaning set forth in Section 7.4.

“Business Day” means a day on which the Custodian or the relevant sub-custodian, is open for business in the market or country in which a transaction is to take place, except with respect to Section 4 reporting obligations of the Custodian or actions to be taken only by the Custodian, then only the Custodian’s location shall be applicable.

“Cash Account” means any or all of the segregated non-interest bearing account to be established at the Custodian to which the Custodian shall deposit or credit and hold any cash Proceeds received by it from time to time from or with respect to the Securities or the sale of the common stock of the Company, as applicable, which deposit account shall be designated the “Golub Capital BDC 4, Inc. Cash Proceeds Account”.

“Company” means Golub Capital BDC 4 LLC and its successors or permitted assigns, including Golub Capital BDC 4, Inc. following the Company’s conversion to a Maryland corporation.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement.

“Custodian” has the meaning set forth in the first paragraph of this Agreement.

“Eligible Investment” means any investment that at the time of its acquisition is one or more of the following:

(a)            United States government and agency obligations;

(b)            commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”;

(c)            interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and

(d)            money market funds (including funds of the bank serving as Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity.

“Eligible Securities Depository” has the meaning set forth in Section (b)(1) of Rule 17f-7 under the 1940 Act.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Financing Documents” has the meaning set forth in Section 3.3(b)(ii).

“Foreign Intermediary” means a Foreign Sub-custodian and Eligible Securities Depository.

“Foreign Sub-custodian” means and includes (i) any branch of a “U.S. Bank,” as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any “Eligible Foreign Custodian,” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 6.7 below.

“Foreign Securities” means Securities for which the primary market is outside the United States.

“Loan” means any U.S. dollar denominated commercial loan, or participation therein, made by a bank or other financial institution that by its terms provides for payments of principal and/or interest, including discount obligations and payment- in-kind obligations, acquired by the Company from time to time.

“Loan Checklist” means a list delivered to the Custodian in connection with delivery of each Loan to the Custodian that identifies the items contained in the related Loan File.

“Loan File” means, with respect to each Loan delivered to the Custodian, each of the Required Loan Documents identified on the related Loan List.

“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan, and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the issuer.

“Participation” means an interest in a Loan that is acquired indirectly by way of a participation from a selling institution.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Proceeds” means, collectively, (i) the net cash proceeds to the Company of the initial public offering by the Company and any subsequent offering by the Company of any class of securities issued by the Company, (ii) all cash distributions, earnings, dividends, fees and other cash payments paid on the Securities (or, as applicable, Subsidiary Securities) by or on behalf of the issuer or obligor thereof, or applicable paying agent or administrative agents, (iii) the net cash proceeds of the sale or other disposition of the Securities (or, as applicable, Subsidiary Securities) pursuant to the terms of this Agreement (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.6(b) hereof), and (iv) the net cash proceeds to the Company of any borrowing or other financing by the Company.

“Proper Instructions” means instructions (including Trade Confirmations) received by the Custodian in form acceptable to it, from the Company (on its behalf or on behalf of any Subsidiary thereof), or any Person duly authorized by the Company in any of the following forms acceptable to the Custodian:

(a)            in writing signed by an Authorized Person (and delivered by hand, by mail, by electronic mail, by overnight courier or by telecopier);

(b)            by electronic mail (or other electronic transmission) from an Authorized Person;

(c)            in tested communication;

(d)            in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(e)            such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions, including oral instructions.

“Responsible Officer” means any officer within the corporate trust group of the Custodian (or any successor group of the Custodian) including any vice president, assistant vice president or officer of the Custodian customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the corporate trust group of the Custodian because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Required Loan Documents” means, for each Loan:

(a)            other than in the case of a Participation, an executed copy of the Assignment for such Loan, as identified on the Loan Checklist;

(b)            with the exception of Noteless Loans and Participations, the original executed Underlying Note endorsed by the issuer or the prior holder of record in blank or to the Company;

(c)            an executed copy of the Underlying Loan Agreement (which may be included in the Underlying Note if so indicated in the Loan Checklist), together with a copy of all amendments and modifications thereto, as identified on the Loan Checklist;

(d)            a copy of each related security agreement (if any) signed by the applicable obligor(s), as identified on the Loan Checklist;

(e)            a copy of the Loan Checklist; and

(f)             a copy of each related guarantee (if any) then executed in connection with such Loan, as identified on the Loan Checklist.

“Securities” means, collectively, the (i) investments, including Loans, acquired by the Company and delivered to the Custodian by the Company from time to time during the term of, and pursuant to the terms of, this Agreement, and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i) above.

“Securities Account” means the segregated account to be established at the Custodian to which the Custodian shall deposit or credit and hold the Securities (other than Loans) received by it pursuant to this Agreement, which account shall be designated the “Golub Capital BDC 4, Inc. Securities Custody Account”.

“Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

“Securities System” means the Federal Reserve Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities (including an Eligible Securities Depository).

“Shares” means the shares of common stock, par value $0.001 per share, issued by the Company.

“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“Subsidiary Cash Account” shall have the meaning set forth in Section 3.14(b).

“Subsidiary Securities” collectively, the (i) investments, including Loans, acquired by a Subsidiary and delivered to the Custodian from time to time during the term of, and pursuant to the terms of, this Agreement, and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i) above.

“Subsidiary Securities Account” shall have the meaning set forth in Section 3.14(a).

“Subsidiary” means, collectively, any wholly owned subsidiary of the Company.

“Trade Confirmation” means a confirmation to the Custodian from the Company of the Company’s acquisition of a Loan, and setting forth applicable information with respect to such Loan, which confirmation may be in the form of Schedule A attached hereto and made a part hereof, subject to such changes or additions as may be agreed to by, or in such other form as may be agreed to by, the Custodian and the Company from time to time.

“Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made.

“Underlying Loan Documents” means, with respect to any Loan, the related Underlying Loan Agreement together with any agreements and instruments (including any Underlying Note) executed or delivered in connection therewith.

“Underlying Note” means the one or more promissory notes executed by an obligor evidencing a Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

1.2.          Construction. In this Agreement unless the contrary intention appears:

(a)            any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)            a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)            any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)            a reference to a Person includes a reference to the Person’s executors, custodians, successors and permitted assigns;

(e)            an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(f)             an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally;

(g)            a reference to the term “including” means “including, without limitation,”

(h)            a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company; and

(i)             any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian), except to the extent the Custodian requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

1.3.           Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.	APPOINTMENT OF CUSTODIAN

2.1.           Appointment and Acceptance. The Company hereby appoints the Custodian as custodian of all Securities and cash owned by the Company and the Subsidiaries (as applicable) and deposited with the Custodian at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

2.2.           Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information in writing, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3.           Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Account. Without limiting the generality of the foregoing, the Custodian has no responsibility for the Company’s compliance with the 1940 Act, any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

3.	DUTIES OF CUSTODIAN

3.1.           Segregation. All Securities, Subsidiary Securities and non-cash property held by the Custodian, as applicable, for the account of the Company or Subsidiary, respectively, (other than Securities and Subsidiary Securities maintained in a Securities Depository or Securities System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Company, if applicable) and shall be identified as property of the Company and subject to this Agreement.

3.2.           Securities Custody Account. The Custodian shall open and maintain a segregated account in the name of the Company, subject only to order of the Custodian, in which the Custodian shall enter and carry, subject to Section 3.3 (b), all Securities (other than Loans), cash and other investment assets of the Company which are delivered to it in accordance with this Agreement. For avoidance of doubt, the Custodian shall not be required to credit or deposit Loans in the Securities Account but shall instead maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of such Loans, containing such information as the Company and the Custodian may reasonably agree; provided that, with respect to such Loans, all Required Loan Documents received by the Custodian shall be held in safekeeping by the Custodian, individually segregated from the securities and investments of any other person and marked so as to clearly identify them as the property of the Company in a manner consistent with Rule 17f-1 under the 1940 Act and as set forth in this Agreement.

3.3.           Delivery of Securities to Custodian.

(a)           The Company shall deliver, or cause to be delivered, to the Custodian all of the Company’s Securities, cash and other investment assets, including (a) all payments of income, payments of principal and capital distributions received by the Company with respect to such Securities, cash or other assets owned by the Company at any time during the period of this Agreement, and (b) all cash received by the Company for the issuance, at any time during such period, of Shares or other securities or in connection with a borrowing by the Company. With respect to Loans, Required Loan Documents and other Underlying Loan Documents shall be delivered to the Custodian (at the address identified for it in Section 15). With respect to assets other than Loans, such assets shall be delivered to the Custodian in its role as, and (where relevant) at the address identified for, the Custodian.  Except to the extent otherwise expressly provided herein, delivery of Securities to the Custodian shall be in Street Name or other good delivery form. The Custodian shall not be responsible for such Securities, cash or other assets until actually delivered to, and received by it.

(b)           (i)           In connection with its acquisition of a Loan or other delivery of a Security constituting a Loan, the Company shall deliver or cause to be delivered to the Custodian (at the address identified for it in Section 15) a properly completed Trade Confirmation containing such information in respect of such Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Custodian reasonably may require, and shall deliver to the Custodian (at the address identified for it in Section 15) the Required Loan Documents, including the Loan Checklist.

(ii)           Notwithstanding anything herein to the contrary, delivery of Securities acquired by the Company (or, if applicable, Subsidiary thereof) which constitute Noteless Loans or Participations or which are otherwise not evidenced by a “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, shall be made by delivery to the Custodian of (i) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of the Company or, if applicable, a Subsidiary (or, in either case, its nominee) or a copy (which may be a facsimile copy) of an assignment agreement (“Loan Assignment Agreement”) in favor of the Company (or the applicable Subsidiary) as assignee, and (ii) in the case of a Participation, a copy of the related participation agreement. Any duty on the part of the Custodian with respect to the custody of such Loans shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such documents delivered to it, and any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”), that may be delivered to it. Nothing herein shall require the Custodian to credit to the Securities Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Loan or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof. The Custodian is not under a duty to examine any such Financing Documents, or any underlying credit agreements or loan documents for such Loan to determine the validity, sufficiency, marketability or enforceability of any Loan Assignment Agreement, Participation Agreement or other Financing Document (and shall have no responsibility for the genuineness or completeness thereof), or for the Company’s title to any related Loan. The Custodian may assume the genuineness of each such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be. If an original Security or instrument is or shall be or become available with respect to any such Loan, it shall be the sole responsibility of the Company to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Loan or to compel or cause delivery thereof to the Custodian.

(iii)           The Custodian may assume the genuineness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Loan to be held by the Custodian under this Agreement, it shall be the sole responsibility of the Company to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Loan or to compel or cause delivery thereof to the Custodian.

(iv)           Contemporaneously with the acquisition of any Loan, the Company shall (i) cause the Required Loan Documents evidencing such Loan to be delivered to the Custodian; (ii) if requested by the Custodian, provide to the Custodian an amortization schedule of principal payments and a schedule of the interest payable date(s) identifying the amount and due dates of all scheduled principal and interest payments for such Loan; (iii) if applicable, provide a properly completed Trade Confirmation containing such information in respect of such Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Custodian reasonably may require; (iv) take all actions necessary for the Company to acquire good title to such Loan; and (v) take all actions as may be necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents or administrative agents) to cause (A) all payments in respect of the Loan to be made to the Custodian, and (B) all notices, solicitations and other communications in respect of such Loan to be directed to the Company. The Custodian shall have no liability for any delay or failure on the part of the Company to provide necessary information to the Custodian, or for any inaccuracy therein or incompleteness thereof, or for any delay or failure on the part of the Company to give such effective payment instruction to bank agents and other paying agents or administrative agents, in respect of the Loans. With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor, participating bank, nationally recognized pricing service or vendor, reputable financial information reporting source, or similar party with respect to the related Loan, and shall be entitled to update its records (as it may deem necessary or appropriate), or from the Company, on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

3.4.           Release of Securities.

(a)           The Custodian shall release and deliver, or direct its agents or sub-custodians to release and deliver, as the case may be, Securities or Required Loan Documents of the Company held by the Custodian, its agents or its sub-custodians from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Securities or Required Loan Documents to be released, with such delivery and other information as may be necessary to enable the Custodian to perform (including the delivery method)), which may be standing instructions (in form acceptable to the Custodian) in the following cases:

(i)           upon sale of such Securities by or on behalf of the Company and, such sale may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian:

(A)           in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)           in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

(ii)           upon the receipt of payment in connection with any repurchase agreement related to such Securities;

(iii)          to a depositary agent in connection with tender or other similar offers for such securities;

(iv)          to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub-custodians);

(v)           to an issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or sub-custodians or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)          to brokers clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom;

(vii)         for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodians);

(viii)        in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its sub-custodians); and/or

(ix)           for any other purpose, but only upon receipt of Proper Instructions and an officer’s certificate signed by an officer of the Company (which officer shall not have been the Authorized Person providing the Proper Instructions) stating (i) the specified securities to be delivered, (ii) the purpose for such delivery, (iii) that such purpose is a proper corporate purpose, and (iv) naming the person or persons to whom delivery of such securities shall be made and attaching a certified copy of a resolution of the board of directors of the Company or an authorized committee thereof approving the delivery of such Proper Instructions.

3.5.           Registration of Securities. Securities held by the Custodian, its agents or its sub-custodians (other than bearer securities, securities held in a Securities System or Securities that are Noteless Loans or Participations) shall be registered in the name of the Company or its nominee; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian, or in the name of its agents or its sub-custodians or their nominees; or if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian, its agents and its sub-custodians shall not be obligated to accept Securities on behalf of the Company under the terms of this Agreement unless such Securities are in Street Name or other good deliverable form.

3.6.           Bank Accounts and Management of Cash.

(a)           As of the date of this Agreement, the Company shall make the initial deposit of funds into the Cash Account and such deposit shall consist of all of the Company’s cash and cash equivalents.

(b)           Proceeds from the Securities and other cash received by the Custodian from time to time shall be credited or deposited to the Cash Account as designated by the Company. All amounts deposited into or credited to the Cash Account shall be subject to clearance and receipt of final payment by the Custodian.

(c)           Amounts held in the Cash Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from an Authorized Person acting on behalf of the Company. Such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay interest on) amounts on deposit in the Cash Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company). Investment instructions may be in the form of standing instructions (in the form of Proper Instructions acceptable to Custodian).

(d)           In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account or the Custodian is otherwise required or entitled to pay out funds in accordance with Section 3.9 of this Agreement without requiring further instructions from the Company, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such account as needed to provide necessary liquidity.

(e)           The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian) may make a margin or generate banking income for which such bank shall not be required to account to the Company. The Company further acknowledges that the Custodian or its affiliates are permitted to receive additional compensation that could be deemed to be in the Custodian’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.

(f)           The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder.

3.7.           Foreign Exchange.

(a)           Upon the receipt of Proper Instructions, the Custodian, its agents or its sub-custodians may (but shall not be obligated to) enter into all types of contracts for foreign exchange on behalf of the Company, upon terms acceptable to the Custodian and the Company (in each case at the Company’s expense), including transactions entered into with the Custodian, its sub-custodians or any affiliates of the Custodian or the sub-custodians. The Custodian shall have no liability for any losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific and acceptable Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions.

(b)           The Company acknowledges that the Custodian, any sub-custodians or any affiliates of the Custodian or any sub-custodian, involved in any such foreign exchange transactions may make a margin or generate banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Company.

3.8.           Collection of Income. The Custodian, its agents or its sub-custodians shall use reasonable efforts to collect on a timely basis all income and other payments with respect to the Securities held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the Custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if, on the record date with respect to the date of payment by the issuer, the Security is registered in the name of the Custodian or its nominee (or in the name of its agent or sub-custodian, or their nominee); and interest income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such Securities are held by the Custodian or its sub-custodian or agent; provided, however, that in the case of the Securities held in Street Name, the Custodian shall use commercially reasonable efforts only to timely collect income. Nothing herein shall be construed to obligate the Custodian to (i) undertake any collection actions on behalf of the Company against any issuer or obligor (or agents thereof) of a Security or (ii) commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company on its own behalf or otherwise, with respect to any matter arising hereunder or relating to this Agreement or the services contemplated hereby.

3.9.           Payment of Moneys.

(a)           Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Cash Account (or remit to its agents or its sub-custodians, and direct them to pay out) moneys of the Company on deposit therein in the following cases:

(i)           upon the purchase of Securities for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian:

(A)           in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)           in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)           for the purchase or sale of foreign exchange or foreign exchange agreements for the account of the Company, including transactions executed with or through the Custodian, its agents or its sub-custodians, as contemplated by Section 3.8 above; and

(iii)           for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

(b)           At any time or times, the Custodian shall be entitled to pay (i) itself from the Cash Account, whether or not in receipt of express direction or written instruction from the Company, any amounts due and payable to it pursuant to Section 8 hereof, and (ii) as otherwise permitted by Sections 7.5, 9.4 or 12.5 below, provided, however, that in each case all such payments shall be accounted for to the Company.

3.10.           Proxies. The Custodian will, with respect to the Securities held hereunder, use reasonable efforts to cause to be made available to the Company proxies, proxy soliciting materials and notices relating to such Securities received by the Custodian from its agents or its sub-custodians or from issuers of the Securities being held for the Company in respect of the Assets, without indication of the manner in which such proxies are to be voted. The Company may respond to such proxies, or may provide Proper Instructions to the Custodian to respond to such proxies on its behalf. In order for the Custodian to act, it must receive Proper Instructions no later than one Business Day (or such shorter period of time as the Custodian may find reasonably acceptable) prior to the deadline applicable to responses for corporate actions for the bank serving as Custodian. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies. Notwithstanding the above, neither the Custodian nor any nominee of the Custodian shall vote any of the Securities held hereunder by or for the account of the Company, except in accordance with Proper Instructions.

3.11.           Communications Relating to Securities. The Custodian shall transmit promptly to the Company all written information (including proxies, proxy soliciting materials, notices, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodians or from issuers of the Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities unless and except to the extent it has received timely Proper Instructions from the Company in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities at any time held by the Custodian, its agents or sub-custodian unless:

(i)           the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and

(ii)           the Custodian, or its agents or sub-custodian are in actual possession of such Securities,

in each case, at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Company to notify the Custodian of the Person to whom such communications must be forwarded under this Section.

3.12.           Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Securities, cash or other property held for the Company under this Agreement, as required by Section 31 of the 1940 Act, and Rules 31a-1 and 31a-2 thereunder. To the extent that the Custodian, in its sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the Securities and Exchange Commission, upon reasonable request. The Custodian shall, at the Company’s request, supply the Company with a tabulation of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include, to the extent applicable, the certificate numbers in such tabulations, to the extent such information is available to the Custodian.

3.13.           Responsibility for Property Held by Sub-custodians. The Custodian’s responsibility with respect to the selection or appointment of a sub-custodian shall be limited to a duty to exercise reasonable care in the selection or retention of such sub-custodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such sub-custodian; provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such sub-custodian (exclusive of related costs and expenses incurred by the Custodian).

3.14.           Custody of Subsidiary Securities.

(a)           At the request of the Company, with respect to each Subsidiary identified in writing to the Custodian by the Company, there shall be established at the Custodian a segregated account to which the Custodian shall deposit and hold any Subsidiary Securities (other than Loans) received by it (and any Proceeds received by it in the form of dividends in kind) pursuant to this Agreement, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Securities Account” (the “Subsidiary Securities Account”).

(b)           At the request of the Company, with respect to each Subsidiary identified in writing to the Custodian by the Company, there shall be established at the Custodian a segregated non-interest account to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to Subsidiary Securities, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Cash Proceeds Account” (the “Subsidiary Cash Account”).

(c)           To the maximum extent possible, the provisions of this Agreement regarding Securities of the Company, the Securities Account and the Cash Account shall be applicable to any Subsidiary Securities, cash and other investment assets, Subsidiary Securities Account and Subsidiary Cash Account, respectively. The parties hereto agree that (i) any Subsidiary shall have the same rights and obligations as the Company under this Agreement and (ii) the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided; and provide to the Custodian, upon its request such identifying information and documentation in order to enable Custodian to comply with Applicable Law and the requirements and limitations of Custodian’s “know your customer” rules that may be in effect from time to time with respect to each such Subsidiary.

4.	REPORTING

(a)           If requested by the Company, the Custodian shall render to the Company a monthly report of (i) all deposits to and withdrawals from the Cash Account during the month, and the outstanding balance (as of the last day of the preceding monthly report and as of the last day of the subject month), (ii) an itemized statement of the Securities held pursuant to this Agreement as of the end of each month, as well as a list of all Securities transactions that remain unsettled at that time, and (iii) such other matters as the parties may agree from time to time.

(b)           For each Business Day, the Custodian shall render to the Company a daily report of (i) all deposits to and withdrawals from the Cash Account for such Business Day and the outstanding balance as of the end of such Business Day, and (ii) a report of settled trades of Securities for such Business Day.

(c)           The Custodian shall have no duty or obligation to undertake any market valuation of the Securities under any circumstance.

(d)           The Custodian shall provide the Company with such reports as are reasonably available to it and as the Company may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding securities, which are employed by the Custodian.

(e)           In accordance with Section 3.12, at the reasonable request of, and at the expense of, the Company, the Custodian agrees to cooperate with the Company’s independent public accountants and shall provide requested information to the extent such information is reasonably available to the Custodian.

5.	DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain Securities in a Securities System within the United States (a “U.S. Securities System”) in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)           The Custodian may keep domestic Securities in a U.S. Securities System provided that such Securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers;

(b)           The records of the Custodian with respect to Securities which are maintained in a U.S. Securities System shall identify by book-entry those Securities belonging to the Company;

(c)           If requested by the Company, the Custodian shall provide to the Company copies of all notices received from the U.S. Securities System of transfers of Securities for the account of the Company; and

(d)           Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of any Securities System (other than to the extent resulting from the gross negligence, willful misconduct or bad faith of the Custodian itself or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System).

6.	SECURITIES HELD OUTSIDE OF THE UNITED STATES

6.1.           Appointment of Foreign Sub-custodian. The Company hereby authorizes and instructs the Custodian upon approval of the Company’s board or directors to employ one or more Foreign Sub-custodians to act as Eligible Securities Depositories or as Foreign Sub-custodian to hold the Securities and other assets of the Company maintained outside the United States. If, after the initial approval of a Foreign Sub-custodian by the board of directors of the Company in connection with this Agreement, the Custodian wishes to appoint other Foreign Sub-custodians to hold property of the Company subject to this Agreement, it will so notify the Company and provide it with information reasonably necessary to determine any such new Foreign Sub-custodian’s eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Foreign Sub-custodian. The Company shall at the meeting of its board of directors next following receipt of such notice and information give a written approval or disapproval of the proposed action.

6.2.           Assets to be Held. The Custodian shall limit the Securities and other assets maintained in the custody of the Foreign Sub-custodian to: (a) Foreign Securities and (b) cash and cash equivalents in such amounts as the Company (through Proper Instructions) may determine to be reasonably necessary to effect the Company’s transactions in such investments.

6.3.           Omnibus Accounts. The Custodian may hold Foreign Securities and related Proceeds with one or more Foreign Sub-custodians or Eligible Securities Depositories in each case in a single account with such Foreign Sub-custodian or Securities Depository that is identified as belonging to the Custodian for the benefit of its customers; provided however, that the records of the Custodian with respect to Securities and related Proceeds that are property of the Company maintained in such account(s) shall identify by book-entry those Securities and other property as belonging to the Company.

6.4.           Reports Concerning Foreign Sub-custodians. The Custodian will supply to the Company, upon request from time to time, statements in respect of the Securities held by Foreign Sub-custodians or Eligible Securities Depositories, including an identification of the Foreign Sub-custodians and Eligible Securities Depositories having physical possession of the Foreign Securities.

6.5.           Transactions in Foreign Custody Account. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received by a Foreign Intermediary for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

6.6.           Foreign Sub-custodians. Each contract or agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract or agreement; (ii) that the Company’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Sub-custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Foreign Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including notification of any transfer to or from a Company’s account or a third-party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the Company’s assets as the specified provisions, in their entirety.

6.7.           Custodian’s Responsibility for Foreign Sub-custodians.

(a)           With respect to its responsibilities under this Section 6, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company would exercise. The Custodian further agrees that the Foreign Securities will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Foreign Sub-custodian, after considering all factors relevant to the safekeeping of such assets, including: (i) the Foreign Sub-custodian’s practices, procedures, and internal controls for certificated securities (if applicable), method of keeping custodial records, and security and data protection practices; (ii) whether the Foreign Sub-custodian has the requisite financial strength to provide reasonable care for the Company’s assets; (iii) the Foreign Sub-custodian’s general reputation and standing and, in the case of Eligible Securities Depository, the Eligible Securities Depository’s operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Foreign Sub-custodian, such as by virtue of the existence of any offices of the Foreign Sub-custodian in the United States or the Sub-custodian’s consent to service of process in the United States. If a Foreign Sub-custodian shall have been approved by the board of directors of the Company pursuant to Section 6, the foregoing factors and applicable standards for such Foreign Sub-custodian shall be deemed to be satisfied.

(b)           At the end of each calendar quarter, if requested by the Company, the Custodian shall provide written reports notifying the board of directors of the Company as to the placement of the Foreign Securities and cash of the Company with a particular Foreign Sub-custodian and of any material changes in the Company’s foreign custody arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Foreign Sub-custodian that Custodian has actual knowledge, or received written notice, that such Foreign Sub-custodian has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(c)           The Custodian shall establish a system to monitor the appropriateness of maintaining the Company’s assets with a particular Foreign Sub-custodian and the performance of the contract governing the Company’s arrangements with such Foreign Sub-custodian.

(d)           The Custodian’s responsibility with respect to the selection or appointment of Foreign Sub-custodians shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Intermediaries in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Foreign Sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Sub-custodian; provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Intermediaries (exclusive of related costs and expenses incurred by the Custodian); provided, further, that the Custodian shall not be obligated to pursue legal proceedings against any Foreign Intermediary. The Custodian shall have no responsibility for any act or omission (or the insolvency of) any Securities System (including an Eligible Securities Depository). In the event the Company incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities System (including an Eligible Securities Depository), the Custodian shall make reasonable endeavors, in its discretion, to seek recovery from the Eligible Securities Depository; provided that the Custodian shall not be obligated to pursue legal proceedings against any Eligible Securities Depository.

7.	CERTAIN GENERAL TERMS

7.1.           No Duty to Examine Underlying Instruments. Nothing herein shall obligate the Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other Financing Document evidencing or governing any Security to determine the validity, sufficiency, marketability or enforceability of any Security (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

7.2.           Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

7.3.           Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

7.4.           Proper Instructions.

(a)           The Company will give written notice to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures (whether manual, facsimile, pdf or other electronic signature) of persons authorized to give Proper Instructions on behalf of the Company or any Subsidiary thereof (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed (whether manual, facsimile, pdf or other electronic signature) by an Authorized Person previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company to the contrary. The initial Authorized Persons for the Company (and, if applicable, any Subsidiary thereof) are set forth on Schedule B attached hereto and made a part hereof (as such Schedule B may be modified from time to time by written notice from the Company to the Custodian). The Custodian shall be entitled to accept and act upon Proper Instructions sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If such person on behalf of the Company elects to give the Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s good faith reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(b)           The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

7.5.           Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company:

(a)           make payments to itself as described in or pursuant to Section 3.9(b) of this Agreement, or to make payments to itself or others for customary expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Company;

(b)           surrender Securities in temporary form for Securities in definitive form;

(c)           endorse for collection cheques, drafts and other negotiable instruments; and

(d)           in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Securities and property of the Company.

7.6.           Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument or paper reasonably believed by it to be genuine and to have been properly executed (whether manual, facsimile, pdf or other electronic signature) or otherwise given by or on behalf of the Company by an Authorized Person. The Custodian may receive and accept a certificate signed (whether manual, facsimile, pdf or other electronic signature) by any Authorized Person as conclusive evidence of:

(a)           the authority of any person to act in accordance with such certificate; or

(b)           any determination or of any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company.

7.7.           Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Eastern time, on a Business Day, the Custodian will use its best efforts to process such communications as soon as possible after receipt).

7.8.           Actions on the Loans. The Custodian shall have no duty or obligation hereunder to take any action on behalf of the Company, to communicate on behalf of the Company, to collect amounts or proceeds in respect of, or otherwise to interact or exercise rights or remedies on behalf of the Company, with respect to any of the Loans. All such actions and communications are the responsibility of the Company.

8.	COMPENSATION OF CUSTODIAN

8.1.          Fees. The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter dated on or around the date hereof, between the Company and the Custodian.

8.2.          Expenses. The Company agrees to pay or reimburse to the Custodian upon its request and as agreed upon between the Company, including pursuant to Section 3.9(b), and the Custodian from time to time all reasonable costs, disbursements, advances, and expenses and indemnification amounts (including reasonable fees and expenses of legal counsel and experts) incurred, and any disbursements and advances made (including any account overdraft resulting from any settlement or assumed settlement, provisional credit, chargeback, returned deposit item, reclaimed payment or claw-back, or the like), in connection with the preparation, execution or enforcement of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

The obligations of the Company under this Section 8 and such separate agreements shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

9.	RESPONSIBILITY OF CUSTODIAN

9.1.          General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Securities or Proceeds except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

9.2.          Instructions.

(a)          The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instructions of the Company.

(b)          Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement.

9.3.          General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a)          The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, instrument, document, receipt or other paper, electronic communication or document furnished to it (including any of the foregoing provided to it by facsimile or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed (whether manual, facsimile, pdf or other electronic signature), sent or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature (whether manual, facsimile, pdf or other electronic signature) appearing thereon. The Custodian shall be entitled to refrain from taking any action unless it has such instruction from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that instructions to it be in writing. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt, electronic communication or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to such requirements hereof.

(b)          Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, unless it shall be conclusively determined by a court of competent jurisdiction that the Custodian was negligent in ascertaining the pertinent facts. Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any act done or step taken or omitted to be taken by it (or any of its directors, officers or employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless there has been a final, non-appealable judicial determination that such act or omission was performed or omitted constituted gross negligence, or willful misconduct on its part and in breach of the terms of this Agreement. The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. Except for the Custodian’s agreement to hold loan documents in safe keeping in a manner consistent with Rule 17f-1 and keep records in accordance with Roles 31a-1 and 31a-2, the Custodian shall not be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(c)          In no event shall the Custodian be liable for any indirect, incidental, special, punitive or consequential damages (including lost profits or diminution of value) whether or not it has been advised of the likelihood of such damages.

(d)          The Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 8.2 above.

(e)          The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer or unless (and then only to the extent received) in writing by the Custodian at the applicable address(es) as set forth in Section 15 and specifically referencing this Agreement. With the exception of this Agreement, the Custodian is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein.

(f)          The Custodian shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that prompt repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. No representation, warranty, covenant, agreement, obligation or duty of the Custodian shall be implied with respect to this Agreement or the services of the Custodian hereunder. Nothing herein shall obligate the Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby. The liabilities of the Custodian shall be limited to those expressly set forth in this Agreement.

(g)          If the Custodian is to ship any Required Loan Documents, then the Company shall provide written instructions as to the method of shipment and shipper that the Custodian is to utilize in connection with the transmission of the Mortgage Files.  In the event the Company fails to provide such written instructions, the Customer is authorized, and shall be reimbursed and indemnified herein by the Company, to utilize a nationally recognized courier service.

(h)          The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(i)          The Custodian may act or exercise its duties or powers hereunder through agents, sub-custodians, or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent, sub-custodians, or attorney appointed with due care.

(j)          All indemnifications contained in this Agreement in favor of the Custodian shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

9.4.          Indemnification; Custodian’s Lien.

(a)          The Company shall and does hereby indemnify and hold harmless each of the Custodian and each of its officers, directors, employees, attorneys, agents, advisors, successors and assigns (collectively, the “Indemnified Persons” and each an “Indemnified Person”) for and from any costs and expenses (including reasonable attorney’s fees and expenses), and any reasonable losses, damages, claims and liabilities, that may arise, be brought against or incurred by an Indemnified Person, whether brought by or involving any third party or the Company whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Company or any Subsidiary, and any reasonable advances or disbursements made by the Custodian (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, the enforcement of any provision of this Agreement, or the relationship between the Company (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s own actions constituting gross negligence, bad faith or willful misconduct.

(b)          The Custodian shall have and is hereby granted a continuing lien upon and security interest in, and right of set-off against, the Account, and any funds (and investments in which such funds may be invested) held therein or credited thereto from time to time, whether now held or hereafter required, and all proceeds thereof, to secure the payment of any amounts that may be owing to the Custodian under or pursuant to the terms of this Agreement, whether now existing or hereafter arising.

9.5.          Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall be without liability to the Company for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, pandemics, epidemics, government-mandated closures, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Company (including any Authorized Person) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

10.	SECURITY CODES

If the Custodian issues to the Company, security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall take all commercially reasonable steps to safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

11.	TAX LAW

11.1.          Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Securities or the Proceeds, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes, (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement) withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Securities or Proceeds.

11.2.          Foreign Tax Law. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company, or the Custodian as custodian of any foreign Securities or related Proceeds by the tax law of foreign (e.g., non-U.S.) jurisdictions, including responsibility for withholding and other taxes, assessments or other government charges, certifications and government reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to cooperate with the Company with respect to any claims for exemption or refund under the tax law of the jurisdictions for which the Company has provided such information.

12.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

12.1.          Effective Date. This Agreement shall become effective as of its due execution (whether manual, facsimile, pdf or other electronic signature) and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written agreement of the parties hereto. This Agreement may be terminated by the Custodian or the Company pursuant to Section 12.2.

12.2.          Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by either party to the other not later than ninety (90) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing.

12.3.          Resignation. The Custodian may at any time resign under this Agreement by giving not less than ninety (90) days advance written notice thereof to the Company.

12.4.          Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, the Company shall give Proper Instructions to the Custodian designating a successor Custodian, if applicable.

12.5.          Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

12.6.        Final Report. In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation or removal.

13.	REPRESENTATIONS AND WARRANTIES

13.1.        Representations of the Company. The Company represents and warrants to the Custodian that:

(a)          it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation; and

(b)          in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its certificate of incorporation and bylaws and any applicable laws and regulations.

13.2.        Representations of the Custodian. The Custodian hereby represents and warrants to the Company that:

(a)          it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act;

(b)          it has the power and authority to enter into and perform its obligations under this Agreement;

(c)          it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations; and

(d)          that it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all governmental or regulatory requirements applicable to it.

14.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19).

15.	NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, (iii) electronic mail or (iv) confirmed facsimile, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)          if to the Company or any Subsidiary, to

Golub Capital BDC 4, Inc.

200 Park Avenue, 25th Floor

New York, New York 10166

Attention: David B. Golub

Facsimile: (212) 750-3756

(b)          if to the Custodian, to

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attn: Structured Credit Services –

Golub Capital BDC 4, Inc.

16.	CHOICE OF LAW AND JURISDICTION

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act in which case such federal securities laws shall govern. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be brought in New York State or U.S. federal courts located within the City of New York, State of New York and the Company and the Custodian hereby submit to personal jurisdiction of such courts for such actions or proceedings. The Company and the Custodian each hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury and any objection to laying of venue in such courts on grounds of forum nonconveniens in respect of any claim based upon, arising out of or in connection with this Agreement. No actions or proceedings relating to or arising from, directly or indirectly, this Agreement shall be brought in a forum outside of the United States of America.

17.	ENTIRE AGREEMENT; COUNTERPARTS

17.1.        Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

17.2.        Counterparts. This Agreement may be executed (whether manual, facsimile, pdf or other electronic signature) in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3.          Facsimile and Electronic Signatures. The exchange of copies of this Agreement and of signature pages by facsimile, pdf or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes. By executing this Agreement, the Company hereby acknowledges and agrees, and directs the Custodian to acknowledge and agree and the Custodian does hereby acknowledge and agree, that execution of this Agreement, any Proper Instructions and any other notice, form or other document executed by the Company or the Custodian in connection with this Agreement, by electronic signature (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an Authorized Person shall be considered signed or executed by such Authorized Person on behalf of the Company. The Company also hereby acknowledges that the Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

18.	AMENDMENT; WAIVER

18.1.        Amendment. This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodian.

18.2.        Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.	SUCCESSOR AND ASSIGNS

19.1.        Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.

19.2.        Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian hereunder, and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.	SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.	REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

22.	OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

23.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

24.	MISCELLANEOUS

The Company acknowledges receipt of the following notice:

“IMPORTANT INFORMATION ABOUT PROCEDURES
FOR OPENING A NEW ACCOUNT.

In order to comply with the laws, rules, regulations, and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), Custodian is required to obtain, verify, record, and update certain information relating to individuals and entities which maintain a business relationship with Custodian. Accordingly, each of the parties agrees to provide to Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable Custodian to comply with Applicable Law.”

[PAGE INTENTIONALLY ENDS HERE. SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the 31st day of March, 2022.

GOLUB CAPITAL BDC 4 LLC, Company

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, Custodian

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Custody Agreement]

SCHEDULE A

(Trade Confirmation)

[See Attached.]

A-1

SCHEDULE B

Any of the following persons (each acting singly) shall be an Authorized Person (as this list may subsequently be modified by the Company from time to time by written notice to the Custodian):

Name	Title	Signature

Lawrence E. Golub	Chairman

David B. Golub	President and CEO

Christopher C. Ericson	Chief Financial Officer

Joshua M. Levinson	Chief Compliance Officer

Francis P. Straub III	CFO of Golub Capital LLC

Gregory W. Cashman	Authorized Person

Andrew H. Steuerman	Authorized Person

Robert G. Tuchscherer	Authorized Person

Marc C. Robinson	Authorized Person

Patrick W. Hayes	Authorized Person

Scott M. Morrison	Authorized Person

Marko Soldo	Authorized Person

Pierre-Olivier Lamoureux	Authorized Person

Matthew M. Hair	Authorized Person

B-1